Exhibit 4.2

SUZANO NETHERLANDS B.V.

Company

SUZANO S.A.

Guarantor

AND

THE BANK OF NEW YORK MELLON

Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 10, 2025

Debt Securities

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of September 10, 2025, by and among Suzano Netherlands B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, with its corporate seat (statutaire zetel) in Amsterdam, Netherlands, and registered with the trade register of the Dutch chamber of commerce under 92243207 (the “Company”), Suzano S.A., a corporation (sociedade por ações) organized under the laws of the Federative Republic of Brazil (“Suzano” or the “Guarantor”), as guarantor, and The Bank of New York Mellon, a New York banking corporation, as trustee, registrar, paying agent and transfer agent (herein called the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the Guarantor and the Trustee have executed and delivered an Indenture dated as of September 10, 2025, as heretofore supplemented (the “Base Indenture,” and together with the First Supplemental Indenture, the “Indenture”), to provide for the issuance from time to time of the Company’s unsecured notes in one or more series (the “Securities”), including the Notes (as defined below).

WHEREAS, Section 9.01(7) of the Base Indenture permits the Company and the Trustee to enter into a supplemental indenture to establish the forms or terms of the Securities of any series as permitted under Sections 2.01 and 3.01 of the Base Indenture without the consent of Holders.

WHEREAS, the Board of the Company have authorized the entry into this First Supplemental Indenture and the establishment of the Notes, as required by Section 9.01 of the Base Indenture.

WHEREAS, the parties hereto desire to establish a series of Securities to be known as the 5.500% Notes due 2036 (the “Notes”), issued pursuant to Registration Statements on Form F3 (File Nos. 333-286881, 333-286881-01 and 333-286881-02) (the “Registration Statement”), dated April 30, 2025, the Prospectus Supplement dated September 3, 2025 and related Base Prospectus dated April 30, 2025, and to Sections 2.01 and 3.01 of the Base Indenture. The Notes may be issued from time to time and any Notes issued as part of the relevant series created herein will constitute a single series of Securities under the Indenture and shall be included in the definition of “Notes,” where the context requires.

WHEREAS, the Company has requested and hereby requests that the Trustee execute and deliver this First Supplemental Indenture and the Company has provided the Trustee with a Board Resolution authorizing the execution of this First Supplemental Indenture.

All actions required by the Company to be taken in order to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company, Suzano, and the Trustee hereby agree, for the equal and ratable benefit of all Holders, as follows:

Article 1
DEFINITIONS

SECTION 1.01.     Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture, as supplemented and amended hereby. All definitions in the Base Indenture shall be read in a manner consistent with the terms of this First Supplemental Indenture.

SECTION 1.02.     Additional Definitions. For all purposes of this First Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the subject matter or context otherwise requires, the following terms have the meanings given to them in this Section 1.02.

“Authorized Officers” has the meaning set forth in Section 4.07 herein.

“Closing Date” means September 10, 2025.

“Electronic Means” has the meaning set forth in Section 4.07 herein.

“First Supplemental Indenture” has the meaning set forth in the preamble herein.

“Instructions” has the meaning set forth in Section 4.07 herein.

“Interest Payment Date” has the meaning set forth in Section 2.01(v) herein.

“Interest Payment Record Date” means January 13 and July 13 of each year.

“Maturity Date” has the meaning set forth in Section 2.01(iv) herein.

“Minimum Withholding Level” has the meaning set forth in Section 2.01(xiii) herein.

“Notes” has the meaning set forth in the preamble herein.

“Par Call Date” means October 15, 2035.

“Payment Account” has the meaning set forth in Section 2.01(viii) herein.

“Rate of Interest” has the meaning set forth in Section 2.01(v) herein.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Article 2
TERMS OF THE NOTES

SECTION 2.01.     General. In accordance with Section 3.01 of the Base Indenture, the following terms relating to the Notes are hereby established:

(i)           Title: The Notes shall constitute a series of Securities having the title “5.500% Global Notes due 2036”.

(ii)          Aggregate Amount: The aggregate principal amount of the Notes that may be authenticated and delivered under this First Supplemental Indenture shall be U.S.$1,000,000,000. As provided in the Base Indenture, the Company may, from time to time, without the consent of the Holders, issue Add On Notes having identical terms (including CUSIP, ISIN and other relevant identifying characteristics as the Notes), so long as, on the date of issuance of such Add On Notes: (i) no Default or Event of Default shall have occurred and then be continuing, or shall occur as a result of the issuance of such Add On Notes, (ii) such Add On Notes shall rank pari passu with the Notes and shall have identical terms, conditions and benefits as the Notes and be part of the same series as the Notes, (iii) the Company and the Trustee shall have executed and delivered a further supplemental indenture to the Indenture providing for the issuance of such Add On Notes and reflecting such amendments to the Indenture as may be required to reflect the increase in the aggregate principal amount of the Notes resulting from the issuance of the Add On Notes, (iv) Suzano shall have executed and delivered and the Trustee shall have acknowledged an amended Guarantee reflecting the increase in the aggregate principal amount of the Notes resulting from the issuance of the Add On Notes and (v) the Trustee shall have received all such opinions and other documents as it shall have requested, including an Opinion of Counsel stating that such Add On Notes are authorized and permitted by the Indenture and all conditions precedent to the issuance of such Add On Notes have been complied with by the Company and Suzano. All Add On Notes issued hereunder will, when issued, be considered Notes for all purposes hereunder and will be subject to and take the benefit of all of the terms, conditions and provisions of this Indenture.

(iii)         Ranking: The Notes (including any additional Add On Notes) shall be general senior unsecured and unsubordinated obligations of the Company and shall at all times rank pari passu among themselves and at least equal in right of payment with all of the Company’s other existing and future unsecured and unsubordinated obligations from time to time outstanding that are not, by their terms, expressly subordinated in right of payment to the Notes (other than obligations preferred by statute or by operation of law).

(iv)         Maturity: The entire outstanding principal of the Notes shall be payable in a single installment on January 15, 2036 (the “Maturity Date”). No payments in respect of the principal of the Notes shall be paid prior to the Maturity Date except in the case of the occurrence of an Event of Default and acceleration of the aggregate outstanding principal amount of the Notes, upon redemption prior to the Maturity Date pursuant to Section 2.01(xii) and Section 2.01(xiii) hereof.

(v)          Interest: The Notes bear interest from and including September 10, 2025, at a rate of 5.500% per annum (the “Rate of Interest”). All interest shall be paid by the Company to the Trustee and distributed by the Trustee in accordance with this Indenture semi-annually in arrears on January 15 and July 15 of each year during which any portion of the Notes shall be Outstanding (each, an “Interest Payment Date”), commencing on January 15, 2026, and will initially accrue from and including the date of issuance and thereafter from the last Interest Payment Date to which interest has been paid. Interest shall be paid to the Person in whose name a Note is registered at the close of business on the preceding Interest Payment Record Date. As provided in the Base Indenture, (i) interest accrued with respect to the Notes shall be calculated based on a 360-day year consisting of 12 months of 30 days each, (ii) payment of principal and interest and other amounts on the Notes will be made at the Corporate Trust Office of the Trustee in New York City, or such other paying agent office in the United States as the Company appoints, in the form provided for in Section 10.08 of the Base Indenture, (iii) all such payments to the Trustee shall be made by the Company by depositing immediately available funds in U.S. Dollars prior to 3:00 p.m., New York City Time, one Business Day prior to the relevant Interest Payment Date to the Payment Account and (iv) so long as any of the Notes remain Outstanding, the Company shall maintain a paying agent in New York City.

(vi)         [Reserved]

(vii)        [Reserved]

(viii)       Payment Account: On the Closing Date, the Trustee shall establish (and shall promptly notify the Company of the establishment of such account, including the relevant account numbers and other relevant identifying details) and, until the Notes and all accounts due in respect thereof have been paid in full, the Trustee shall continue to maintain the special purpose non-interest bearing trust account established pursuant to the First Supplemental Indenture (the “Payment Account”) into which all payments required to be made by the Company under or with respect to the Notes shall be deposited. The Company agrees that the Payment Account shall continue to be maintained in the name of the Trustee and under its sole dominion and control (acting on behalf of the Holders) and used solely to make payments of principal, interest and other amounts from time to time due and owing on, or with respect to, the Notes. No funds contained in the Payment Account shall be used for any other purpose or in any manner not expressly provided for herein nor shall the Company or any other Person have an interest therein or amounts on deposit therein. All amounts on deposit in the Payment Account on any Interest Payment Date after the Trustee has paid all amounts due and owing to the holders of the Notes as of such Interest Payment Date shall be retained in the Payment Account and used by the Trustee to pay any amounts due and owing to the Holders on the next succeeding Interest Payment Date.

(ix)         Form and Denomination: The Notes shall be issuable in whole in the registered form of one or more Global Notes (without coupons), in minimum denominations of U.S.$1,000 and integral multiples thereof, and shall be transferable in integral multiples of U.S.$1,000 and integral multiples thereof and the Depository for such Global Notes shall be The Depository Trust Company, New York, New York.

(x)          Guarantee: The Notes shall have the benefit of the Guarantee in the manner provided in Article 3 of this First Supplemental Indenture.

(xi)         Rating: The Notes can be issued without the requirement that they have any rating from a nationally recognized statistical rating organization.

(xii)        Optional Redemption. The Notes are subject to redemption at the Company’s option prior to the Par Call Date in whole or in part, at any time, by paying the greater of (1) 100% of the principal amount of such Notes and (2) the sum of the present values, calculated as of the redemption date, of the remaining scheduled payments of principal and interest thereon as if the Notes were redeemed on the Par Call Date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, less interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

Beginning on the Par Call Date, the Company will have the right to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount of the Notes being redeemed to such redemption date.

On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless we default in the payment of the redemption price and accrued and unpaid interest). On or before the redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued and unpaid interest to the redemption date on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected pursuant to the terms of the indenture.

(xiii)       Optional Tax Redemption. If as a result of any change in or amendment to the laws or treaties (or any rules or regulations thereunder) of any Relevant Taxing Jurisdiction, or any amendment to or change in an official interpretation, administration or application of such laws, treaties, rules, or regulations (including a holding by a court of competent jurisdiction), which becomes effective on or after the issue date, or, with respect to a successor, after the date a successor assumes the obligations under the Notes or the note guarantees, the Company or Suzano or a successor have or will become obligated to pay Additional Amounts in excess of the Additional Amounts that the Company or Suzano would be obligated to pay if payments were subject to withholding or deduction at a rate of 15% (or at a rate of 25% in case the holder of the Notes is resident in a Low or Nil Tax Jurisdiction) as a result of the taxes, duties, assessments and other governmental charges described above (the “Minimum Withholding Level”), then the Company may, at its option, redeem all, but not less than all, of the Notes, at a redemption price equal to 100% of their principal amount, together with interest and Additional Amounts accrued to the date fixed for redemption, upon publication of irrevocable notice not less than 15 days nor more than 90 days prior to the date fixed for redemption. No notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Company would, but for such redemption, be obligated to pay the Additional Amounts above the Minimum Withholding Level, were a payment then due. The Company shall not have the right to so redeem the Notes in the event it becomes obliged to pay Additional Amounts which are less than the Additional Amounts payable at the Minimum Withholding Level. Notwithstanding the foregoing, the Company shall not have the right to so redeem the Notes unless: (i) it has taken measures it considers reasonable to avoid the obligation to pay Additional Amounts; and (ii) it has complied with all applicable regulations to legally effect such redemption; provided, however, that for this purpose reasonable measures shall not include any change in the Company’s, Suzano’s or any successor’s jurisdiction of incorporation or organization or location of each of their principal executive or registered office.

In the event that the Company elects to so redeem the Notes, it will deliver to the Trustee: (i) a certificate, signed in the name of the Company by two of its directors or by its attorney in fact in accordance with its articles of association, stating that the Company is entitled to redeem the Notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Company to so redeem have occurred or been satisfied; and (ii) an Opinion of Counsel (as provided for in the Indenture) to the effect that the Company has or will become obligated to pay Additional Amounts in excess of the Additional Amounts payable at the Minimum Withholding Level as a result of the change or amendment and that all governmental approvals necessary for the Company to effect the redemption have been obtained and are in full force and effect.

(xiv)       Redemption Following a Tender Offer. Notwithstanding the foregoing, in connection with any tender offer for the Notes, in the event that the Holders of not less than 85% of the aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw Notes in such tender offer or a third party purchases all the Notes held by such Holders, then the Company shall have the right, on not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all of the Notes that remain outstanding following such purchase at a price equal to the price paid to each other Holder in such tender offer, plus, to the extent not included in the purchase price, accrued and unpaid interest and Additional Amounts, if any, on the Notes that remain outstanding, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(xv)        Conversion: The Notes will not be convertible into, or exchangeable for, any other securities.

(xvi)       Defeasance: The provisions of Sections 13.01, 13.02 and 13.03 of the Base Indenture shall apply to the Notes.

(xvii)      Covenants: The Notes will be subject to the covenants set forth in Article 10 of the Base Indenture.

(xviii)     Registration: The Notes are SEC Registered Securities.

Article 3
GUARANTEE

SECTION 3.01.     Execution. The Trustee is hereby authorized and directed to acknowledge the Guarantee and to perform all of its duties and obligations thereunder.

SECTION 3.02.     Enforcement. The Trustee shall enforce the provisions of the Guarantee against Suzano in accordance with the terms thereof and the terms of the Indenture, and Suzano, by execution of this First Supplemental Indenture, and by so agreeing to become a party to the Indenture, agrees that each Holder shall have direct rights under the Guarantee as if it were a party thereto.

Suzano hereby (i) acknowledges and agrees to be bound by the provisions of Section 1.08 of the Base Indenture and (ii) confirms that (A) its obligations under the Guarantee shall be issued pursuant to the Indenture and (B) it intends for the Holders, in addition to those rights under the Guarantee as provided therein, to be entitled to the benefits of the Indenture with respect to their rights against Suzano under the Guarantee.

SECTION 3.03.     Taxes; Additional Amounts. For the avoidance of doubt, the Company’s obligations to pay any indemnity with respect to taxes, including the obligation to pay Additional Amounts pursuant to Section 10.10 of the Base Indenture, shall extend to any payments made by Suzano pursuant to the Guarantee.

Article 4
MISCELLANEOUS

SECTION 4.01.     Effect of the First Supplemental Indenture. This First Supplemental Indenture supplements the Indenture and shall be a part, and subject to all the terms, thereof. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The provisions of this First Supplemental Indenture are intended to apply solely to the Notes and the Holders thereof and shall not apply to any future issuance of securities by the Company (other than any Add On Notes as provided herein) and all references to provisions of the Base Indenture herein amended and restated or otherwise modified shall have effect solely with respect to the Notes contemplated in this First Supplemental Indenture. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this First Supplemental Indenture.

SECTION 4.02.     Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 4.03.     Trustee Makes No Representation. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee (including, without limitation, the right to be indemnified), whether or not elsewhere herein so provided. The Trustee, for itself and its successors, accepts the terms of the Indenture as amended by this First Supplemental Indenture, and agrees to perform the same, but only upon the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of and makes no representations (i) as to the validity or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, other than as to the validity of its execution and delivery by the Trustee, (ii) in respect of recitals contained herein (all of which recitals or statements are made solely by the Company and the Guarantor), (iii) as to the due execution hereof by the Company and the Guarantor, or (iv) as to the consequences of any amendment and/or waiver herein provided for.

SECTION 4.04.     Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of this First Supplemental Indenture.

SECTION 4.05.     Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this First Supplemental Indenture and of signature pages by PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 4.06.     Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

SECTION 4.07.     Notice to Holders of Securities; Waiver. Unless otherwise herein expressly provided, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given to Holders of Securities if in writing and mailed, first-class postage prepaid, or delivered by hand or overnight courier to each Holder of a Security affected by such event, at its address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Securities by mail, then such notification as shall be given with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

“Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

[SIGNATURE PAGE TO FOLLOW IMMEDIATELY]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed on their respective be halves, all as of the day and year first above written.

SUZANO NETHERLANDS B.V.,
as the Company

By:	/s/ Tiago Sousa Seixas
	Name:	Tiago Sousa Seixas
	Title:	Managing Director

By:	/s/ Justo Jose Gomez Palmes
	Name:	Justo Jose Gomez Palmes
	Title:	Managing Director

[Signature page to the First Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed on their respective be halves, all as of the day and year first above written.

SUZANO S.A.,
as Guarantor

By:	/s/ Marcos Moreno Chagas Assumpção
	Name:	Marcos Moreno Chagas Assumpção
	Title:	Executive Vice-President of Finance and Investor Relations

By:	/s/ Maria Luiza de Oliveira Pinto e Paiva
	Name:	Maria Luiza de Oliveira Pinto e Paiva
	Title:	Executive Vice-President of Sustainability, Communication and Brand

[Signature page to the First Supplemental Indenture]

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Esther Antoine
	Name:	Esther Antoine
	Title:	Vice President

[Signature page to the First Supplemental Indenture]

EXHIBIT A

FORM OF GLOBAL SECURITY

[FORM OF FACE OF NEW SECURITY]

[Global Securities Legend]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEFINITIVE SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.         U.S.$

SUZANO NETHERLANDS B.V.

5.500% Global Notes due January 15, 2036

Date: ___________

No. ___________ CUSIP NO. ___________

ISIN NO. ___________

This Security is one of a duly authorized issue of securities of SUZANO NETHERLANDS B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, with its corporate seat (statutaire zetel) in Amsterdam, Netherlands, and registered with the trade register of the Dutch chamber of commerce under 92243207 (the “Company”), designated as its 5.500% Global Notes due January 15, 2036 (the “Securities”), issued in an initial aggregate principal amount of U.S.$1,000,000,000 as revised by the Schedule of Increases and Decreased attached hereto, under the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of September 10, 2025, by and among the Company, Suzano S.A., a corporation (sociedade por ações) organized under the laws of Brazil (“Suzano” or the “Guarantor”), and The Bank of New York Mellon, a New York banking corporation, as Trustee (the “Trustee”), to the Indenture, dated as of September 10, 2025 (the “Base Indenture,” and as supplemented by the First Supplemental Indenture and any further supplements thereto with respect to the Securities, the “Indenture”), by and among the Company, the Guarantor and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of interests, benefits, obligations and duties thereunder of the Company, the Trustee and the Holders, and of the terms upon which the Securities are, and are to be, authenticated and delivered. All capitalized terms used in this Securities which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Company, for value received, hereby promises to pay to ___________, or its registered assigns [If applicable, insert - - as nominee of ___________], and as the Holder of record of this Security, U.S.$500,000,000 as revised by the Schedules of Increases and Decreases attached hereto ___________ on ___________ (or earlier as provided for in the Indenture) upon presentation and surrender hereof, at the office or agency of the Trustee referred to below.

As provided for in the Indenture, the Company promises to pay interest on the outstanding principal amount hereof, from ___________, semi-annually in arrears on ___________ and ___________ of each year (each such date, an “Interest Payment Date”), commencing         at a rate equal to 5.500% per annum, subject to the paragraph below, and will initially accrue from the date of issuance and thereafter from the last Interest Payment Date to which interest has been paid. Interest payable, and punctually paid or duly provided for, on this Security on any Interest Payment Date will, as provided in the Indenture, be paid in immediately available funds to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on January 13 or July 13 immediately preceding such interest payment.

Payment of the principal of and interest on this Security will be payable by wire transfer to a ___________ account maintained by the Holder of this Security as reflected in the Security Register of the Trustee. In the event the date for any payment of the principal of or interest on any Security is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest shall accrue on the Securities at the rate of 5.500% per annum until all required amounts due in respect of the Securities have been paid. Interest accrued with respect to this Security shall be calculated based on 360-day year consisting of 12 months of 30 days each.

The Securities are subject to redemption by the Company on the terms and conditions specified in the Indenture.

This Security does not purport to summarize the Indenture, and reference is made to the Indenture for information with respect to the respective rights, limitations of interests, benefits, obligations and duties thereunder of the Company, the Trustee and the Holders. If an Event of Default shall occur and be continuing, the outstanding principal amount of all the Securities may become or may be declared due and payable in the manner and with the effect provided in the Indenture.

Modifications of the Indenture may be made by the Company and the Trustee only to the extent and in the circumstances permitted by the Indenture.

The Securities shall be issued only in fully registered form, without coupons. Securities shall be issued in the form of beneficial interests in one or more global securities in denominations of U.S.$1,000 and any integral multiples thereof.

Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any agent thereof shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Suzano Netherlands B.V.

By:
Name:
Title:

By:
Name:
Title:

Dated:   , 2025

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

The Bank of New York Mellon

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

Dated: _____, 2025

A-2

Reverse of Global Security

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of September 10, 2025, as supplemented with respect to the Securities (herein called the “Indenture” which term shall have the meaning assigned to it in such instrument), between the Company, the Guarantor and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any other successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

Prior to October 15, 2035 (the “Par Call Date”), the Company may redeem the Securities in whole at any time, or in part from time to time, at a redemption price based on a “make-whole” premium, plus accrued and unpaid interest, if any, to the redemption date. At any time on or after the Par Call Date, we may redeem the Securities, in whole or in part at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest on the principal amount of the Securities being redeemed to such redemption date.

The Company may redeem the Securities, in whole but not in part, at 100% of its principal amount plus accrued and unpaid interest and Additional Amounts (as defined below), if any, at any time upon the occurrence of specified events relating to Brazilian, Dutch or other relevant jurisdictions’ tax laws.

Notice of redemption will be given by mail to Holders of Securities of this series, not less than 15 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. Such notice may at the Company’s option be subject to the satisfaction of one or more conditions precedent, and it may be rescinded or the applicable redemption date delayed in the event that any or all such conditions shall not have been satisfied by the applicable redemption date. Any conditions precedent shall be described in such notice.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness on this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case, upon compliance with certain conditions set forth in the Indenture.)

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

If any deduction or withholding for any present or future taxes, assessments or other governmental charges of Brazil or the Netherlands (or any political subdivision or taxing authority thereof or therein) shall at any time be required by Brazil or the Netherlands (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company under the Securities, the Company will pay to the Holder of this Security such additional amounts as may be necessary in order that the net amounts paid to such Holder of such Security who, with respect to any such tax, assessment or other governmental charge, is not resident in Brazil or the Netherlands, after such deduction or withholding, shall be not less than the amounts specified in such Security to which such Holder is entitled (“Additional Amounts”); provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

(a)         any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder or the beneficial owner of the Security of such series (or between a fiduciary, settler, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership or corporation) and Brazil or the Netherlands or any political subdivision or territory or possession thereof or area subject to its jurisdiction other than the mere holding of a Security or receipt of payment in respect thereto, including, without limitation, such Holder or beneficial owner (or such fiduciary, settler, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Security of such series (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b)         any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c)         any amount required to be deducted or withheld by any Paying Agent from a payment on or in respect of the Security, if such payment can be made without such deduction or withholding by any other Paying Agent and we duly provide for such other Paying Agent to make such payment;

(d)         withholding for any taxes, duties, assessments or other governmental charges that are payable otherwise than by deduction or withholding from payments on the Security;

(e)         any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of the Security of such series with a request of the Company addressed to the Holder (i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirements, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of Brazil or the Netherlands as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(f)          where the Holder would have been able to avoid the tax, levy, deduction or other governmental charge by taking reasonable measures available to such Holder; or

(g)         any combination of items (a), (b), (c), (d), (e) and (f) above;

nor shall Additional Amounts be paid with respect to any payment in respect of any Security to any Holder or beneficial owner who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Brazil or the Netherlands (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder or beneficial owner, as the case may be, of such Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture, this Security or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered indemnity or security satisfactory to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal (and premium, if any), interest or any Additional Amount on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert or exchange this Security as provided in the Indenture.

The Securities of this series are issuable only in registered form without coupons in denominations of U.S.$1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company or the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Security shall be U.S.$___________. The following decreases/increases in the principal amount of this Security have been made:

Date of Decrease/Increase	Decrease in Principal Amount	Increase in Principal Amount	Total Principal Amount Following Such Decrease/Increase	Notation Made by or on Behalf of Trustee